Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

P. David Kuhl, President and Chief Executive Officer, and Darlene F. McDonald, Executive Vice-President and Chief Financial Officer, of First Clover Leaf Financial Corp. (Company) each certify in their capacity as an officer of the Company that they have reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2014 (Report) and that to the best of their knowledge:

1.              the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

	By:	/s/ P. David Kuhl

P. David Kuhl
President and Chief Executive Officer

	By:	/s/ Darlene F. McDonald

Darlene F. McDonald
Executive Vice-President and Chief Financial Officer

Date: August 14, 2014